As filed with the Securities and Exchange Commission on February 28, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington		91-1857900
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
201 Fifth Avenue SW
Olympia, Washington 98501
(360) 943-1500
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Jeffrey J. Deuel
Chief Executive Officer
201 Fifth Avenue SW
Olympia, Washington 98501
(360) 943-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Joseph Ceithaml, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Heritage Financial Corporation
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Depositary Shares

Heritage Financial Corporation (“we,” “us,” “our” or the “Company”) may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.
Our common stock is listed on the Nasdaq Stock Market under the symbol "HFWA." Our principal executive offices are located at 201 Fifth Avenue SW, Olympia, Washington 98501, and our telephone number is (360) 943-1500.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in any applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is , 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov as mentioned under the heading “Where You Can Find Additional Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in such prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” in this prospectus before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
In this prospectus, the terms “Heritage,” “Company,” “we,” “us” and “our” refer to Heritage Financial Corporation and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to “Heritage Bank” and “Bank” mean Heritage Bank, a Washington state-chartered bank with its main office in Olympia, Washington. Heritage Bank is our wholly-owned banking subsidiary.
RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations. For more information, see the section entitled “Where You Can Find More Information” in this prospectus. You also should review carefully the cautionary statement section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

HERITAGE FINANCIAL CORPORATION
The Company is a Washington corporation and bank holding company that was incorporated in the State of Washington in August 1997. The Company is primarily engaged in the business of planning, directing and coordinating the business activities of its wholly-owned subsidiary and single reportable segment, Heritage Bank (the “Bank”). The Bank is headquartered in Olympia, Washington and conducts business from its 50 branch offices located throughout Washington State, the greater Portland, Oregon area, Eugene, Oregon and Boise, Idaho as of December 31, 2024. The Bank also does business under the Whidbey Island Bank name on Whidbey Island, Washington.
The Company’s business consists primarily of commercial lending and deposit relationships with small and medium-sized businesses and their owners in its market areas and attracting deposits from the general public. The Company also makes real estate construction and land development loans and consumer loans. Our principal executive office is located at 201 Fifth Avenue SW, Olympia, Washington 98501, and our telephone number at that address is (360) 943-1500. We maintain an Internet website at hf-wa.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.
Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.
DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of: (i) 50,000,000 shares of common stock, no par value per share; and (ii) 2,500,000 shares of preferred stock, no par value per share. As of February 24, 2025, there were 33,990,827 shares of our common stock outstanding, and no shares of our preferred stock outstanding. Heritage’s common stock is traded on NASDAQ under the symbol “HFWA.” The transfer agent and registrar for our common stock is Computershare Inc.
The following description of the material terms of our capital stock is only a summary. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended from time to time (our “Articles of Incorporation”), our Amended and Restated Bylaws, as amended from time to time (our “Bylaws”), the Washington Business Corporation Act, as amended from time to time (the “WBCA”), and any other documents referenced in such summary descriptions and from which such summary descriptions are derived.
Common Stock
Each share of Heritage common stock has the same relative rights and is identical in all respects with each other share of Heritage common stock. Heritage common stock represents non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other government agency.
Subject to any prior rights of the holders of any preferred or other stock of Heritage then outstanding, holders of Heritage common stock are entitled to receive such dividends as are declared by the board of directors of Heritage out of funds legally available for dividends.
Except with respect to greater than 10% shareholders, full voting rights are vested in the holders of Heritage common stock and each share is entitled to one vote. See “—Anti-Takeover Effects—Restrictions on Voting Rights.” Subject to any prior rights of the holders of any Heritage preferred stock then outstanding, in the event of a liquidation, dissolution or winding up of Heritage, holders of shares of Heritage common stock will be entitled to receive, pro rata, any assets distributable to shareholders in respect of shares held by them. Holders of shares of Heritage common stock will not have any preemptive rights to subscribe for any additional securities which may be issued by Heritage, nor do they have cumulative voting rights.
Preferred Stock
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock offered by us for sale will be described in the prospectus supplement, articles of amendment, or certificate of designation or similar document (the “establishing document”) relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any establishing document are not complete. You should refer to the applicable establishing document with respect to the establishment of a series of preferred stock, which will be filed with the SEC in connection with the offering of such series of preferred stock.
General. Our Articles of Incorporation permit our board of directors to authorize the issuance of up to 2,500,000 shares of preferred stock, no par value, in one or more series, without shareholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without shareholder approval (except as may be required by the rules of the Nasdaq Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See “—Anti-Takeover Effects–Authorized Shares.”
The preferred stock has the terms described below unless otherwise provided in the establishing document relating to a particular series of the preferred stock. You should read the establishing document relating to the particular series of the preferred stock being offered for specific terms, including:
•the designation of the series of preferred stock and the number of shares offered;
•the amount of liquidation preference per share, if any;
•the price at which the preferred stock will be issued;
•the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;
•any listing of the preferred stock being offered on any securities exchange or other securities market;

•any voting rights;
•any redemption or sinking fund provisions;
•any conversion provisions;
•whether interests in the preferred stock being offered will be represented by depository shares; and
•any other specific terms of the preferred stock being offered.
Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the establishing document, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Rank. Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:
•senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that they will rank junior to the preferred stock (referred to as the “junior securities”);
•equally with all equity securities issued by us, the terms of which specifically provide that they will rank equally with the preferred stock (referred to as the “parity securities”); and
•junior to all equity securities issued by us, the terms of which specifically provide that they will rank senior to the preferred stock.
Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement, articles of amendment or certificate of designation. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable establishing document.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable establishing document. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable establishing document.
No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable establishing document relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Because we are a holding company, our rights and the rights of our creditors and of our shareholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the establishing document relating to that series of preferred stock.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.
On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable establishing document for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Voting Rights. Unless otherwise described in the applicable establishing document, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Articles of Incorporation.
Under regulations and interpretations adopted by the Board of Governors of the Federal Reserve System, referred to as the Federal Reserve Board, and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal

Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.
Exchangeability. We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable establishing document will specify the terms of any such exchange.
Anti-Takeover Effects
The provisions of our Articles of Incorporation, our Bylaws, and Washington law summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult.
Authorized Shares. Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock and 2,500,000 shares of preferred stock. These shares of common stock and preferred stock provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.
Restrictions on Voting Rights. Our Articles of Incorporation provide for restrictions on voting rights of shares owned in excess of 10% of any class of our equity securities. Specifically, our Articles of Incorporation provide that if any person or group acting in concert acquires the beneficial ownership of more than 10% of any class of our equity securities without the prior approval by a two-thirds vote of our “Continuing Directors” (as defined therein), then, with respect to each vote in excess of 10% of the voting power of our outstanding shares of voting stock which such person would otherwise have been entitled to cast, such person is entitled to cast only one-hundredth of one vote per share. Exceptions from this limitation are provided for, among other things, any proxy granted to one or more of our “Continuing Directors” and for our employee benefit plans. Under our Articles of Incorporation, the restriction on voting shares beneficially owned in violation of the foregoing limitations is imposed automatically, and the Articles of Incorporation provide that a majority of our Continuing Directors have the power to construe the forgoing restrictions and to make all determinations necessary or desirable to implement these restrictions. These restrictions would, among other things, restrict voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.
Board of Directors. Our Articles of Incorporation provide that the size of the board of directors is not less than five or more than 25 as set in accordance with the bylaws. In accordance with the Bylaws, the number of directors is currently set at 11. The Articles of Incorporation provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, will be filled by a vote of two-thirds of the directors then in office and any director so chosen will hold office until the next annual meeting. The Articles of Incorporation further provide that a director may be removed from the board of directors prior to the expiration of his term only for cause and only upon the vote of the holders of 66-2/3% of the total votes eligible to be cast thereon. In the absence of this provision, the vote of the holders of a majority of the shares could remove the entire board of directors, but only with cause, and replace it with persons of such holders’ choice.

Cumulative Voting, Special Meetings and Action by Written Consent. Our Articles of Incorporation do not provide for cumulative voting for any purpose. Our bylaws provide that special meetings of shareholders may be called only by the Chairman of the board of directors, our Chief Executive Officer, a majority of the board of directors, or any shareholder or shareholders holding in the aggregate not less than one-tenth of all shares entitled to vote at the special meeting. The WBCA provides that any action taken by written consent in lieu of a shareholder meeting must receive the consent of all shareholders entitled to vote on the action.
Shareholder Vote Required to Approve Business Combinations with Principal Shareholders. The Articles of Incorporation require the approval of the holders of at least 66-2/3% of the total shares attributable to persons other than a “Control Person” (as defined below), considered as one class, to approve certain “Business Combinations” (as defined below) involving a Control Person except in cases where the proposed transaction has been approved in advance by a majority of the “Continuing Directors” (as defined below) or certain fair price and procedure criteria have been met. The term “Control Person” includes any individual, corporation, partnership or other person or entity which, together with the affiliates and associates of such person or entity, owns beneficially 20% or more of the outstanding shares of the common stock of Heritage or an affiliate or associate of such person or entity. The term “Continuing Director” means a director of Heritage who was a director prior to the time when the Control Person became the beneficial owner of 10% or more of the outstanding shares of the common stock of Heritage or who was designated as a Continuing Director before initially becoming a director by a majority of the Continuing Directors. The term “Business Combination” is defined to include: (i) any merger or consolidation of Heritage with or into a Control Person; (ii) any sale, lease, exchange, transfer, or other disposition of 10% or more of the assets of Heritage , or of a subsidiary, to a Control Person; (iii) any merger or consolidation of a Control Person with or into Heritage or a subsidiary of Heritage; (iv) any sale, lease, exchange, transfer, or other disposition of 10% or more of the assets of a Control Person to Heritage or a subsidiary of Heritage; (v) the issuance of any securities of Heritage or a subsidiary of Heritage Person; (vii) any reclassification of common stock of Heritage, or any recapitalization involving the common stock of Heritage consummated within five years after a Control Person becomes a Control Person; or (viii) any agreement or other arrangement providing for any of the foregoing.
Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA prohibits a “target corporation,” with certain exceptions, from engaging in certain “significant business transactions” with an “Acquiring Person” who acquires 10% or more of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the date of the acquisition or, at or subsequent to the date of the acquisition, the transaction is approved by a majority of the members of the target corporation’s board of directors and authorized at a shareholders’ meeting by the vote of at least two-thirds of the outstanding voting shares of the target corporation, excluding shares owned or controlled by the Acquiring Person. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the target corporation as a result of the Acquiring Person’s acquisition of 10% or more of the shares, or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder. After the five-year period during which significant business transactions are prohibited, certain significant business transactions may occur if certain “fair price” criteria or shareholder approval requirements are met. Target corporations include all publicly-traded corporations incorporated under Washington law, as well as publicly traded foreign corporations that meet certain requirements.
Amendment of Articles of Incorporation and Bylaws. Amendments to our Articles of Incorporation must be approved by our board of directors by a majority vote of the board of directors and by our shareholders by a majority of the voting group comprising all the votes entitled to be cast on the proposed amendment, and a majority of each other voting group entitled to vote separately on the proposed amendment; provided, however, that the affirmative vote of the holders of at least 66- 2/3% of the voting power of all the then-outstanding shares of the stock entitled to vote generally in the election of directors

(giving effect to the 10% voting limitation described above), voting together as a single class, is required to amend or repeal certain provisions of the Articles of Incorporation, including the provisions relating to the number of directors and the filling of Board vacancies, the 10% voting limitation, Business Combinations with Control Persons, indemnification and amendment of the Articles of Incorporation. Our Bylaws may be amended by our board of directors by vote of a majority of the whole board of directors or by our shareholders by the affirmative vote of a majority of the shares represented and entitled to vote on the subject matter.
Shareholder Nominations and Proposals. Our Articles of Incorporation generally require a shareholder who intends to nominate a candidate for election to the board of directors to give not less than 14 nor more than 50 days’ advance notice to the Secretary of Heritage. If fewer than twenty-one days’ notice of the annual meeting is given to shareholders, shareholder nominations must be mailed or delivered to Heritage’s chairman by the close of business on the seventh day after the day the notice of the annual meeting is mailed. The notice provision requires a shareholder who desires to raise new business to provide certain information to us concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.
The cumulative effect of the restrictions on a potential acquisition of us that are contained in our articles of incorporation and bylaws, and federal and Washington law, may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain shareholders may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.
Federal Law. The Bank Holding Company Act of 1956, as amended, or the BHC Act, generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Bank. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of the Bank. The Change in Bank Control Act of 1978, as amended, also prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, could constitute acquisition of control of the bank holding company.
DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;
•any limit on the aggregate principal amount of the debt securities;
•if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);
•the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•any provisions relating to the issuance of the debt securities of the series at an original issue discount;
•the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;
•whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;
•the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable, purchasable or repurchasable, as the case may be;
•whether the debt securities may be issuable in tranches;
•the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;
•any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;
•any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);
•whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

•whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;
•the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;
•any restrictions, conditions or requirements for transfer of the debt securities; and
•any other material terms or conditions upon which the debt securities will be issued.
Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
An applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness, restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock or requiring the maintenance of any asset ratio or the creation or maintenance of any reserves, or restricting the incurrence of additional debt or the issuance of additional securities.
Consolidation, Merger and Transfer of Assets
Unless we indicate otherwise in an applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:
•we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.
If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly-owned subsidiary. The term “wholly-owned subsidiary” means any subsidiary in which we and/or our other wholly-owned subsidiaries own all of the outstanding capital stock.
Modification and Waiver
Unless we indicate otherwise in an applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
•a change in the stated maturity date of any payment of principal, premium, if any, or interest;
•a reduction in the principal amount of, premium, if any, or interest on, any debt securities;
•an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•a change in the currency in which any payment on the debt securities is payable;
•an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.
Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
•waive compliance by us with certain restrictive provisions of the indenture and their consequences; and
•waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal, premium, if any, or interest on, any series of debt securities.

Finally, we and the indenture trustee may, from time to time, amend the indenture without the consent of holders of the debt securities for certain purposes, including but not limited to the following:
•to evidence the succession of another entity to us or successive successions and the assumption by such entity of our covenants, agreements and obligations under the indenture;
•to add additional events of default for the protection of the holders of debt securities;
•to add covenants for the protection of the holders of debt securities; and
•to make certain other administrative modifications which do not materially and adversely affect the interests of the holders of debt securities.
Events of Default
Unless we indicate otherwise in an applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
•failure to pay interest on any debt security for 30 days after the payment is due;
•failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•certain events of bankruptcy, insolvency or reorganization.
Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
•conducting any proceeding for any remedy available to the trustee; or

•exercising any trust or power conferred upon the trustee with respect to the securities.
The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing event of default;
•the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•the trustee has not started such proceeding within 60 days after receiving the request; and
•no direction inconsistent with such written request has been given to the trustee under the indenture.
However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture. Unless we indicate otherwise in the applicable prospectus supplement, if at any time,
•we have paid the principal of, premium, if any, and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;
•we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or
•all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;
then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the trustee under the indenture, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance. Unless we indicate otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:
•to defease and be discharged from all of our obligations with respect to such debt securities, with certain exceptions described below, which we refer to herein as defeasance; or

•to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to herein as covenant defeasance.
We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
•we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.
In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Global Securities
Unless otherwise indicated in an applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in an applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.
Governing Law
We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Regarding the Trustee
General. We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.
Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.
Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.
Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
Certain Relationships in the Ordinary Course. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.
DESCRIPTION OF WARRANTS
The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:
•the title and aggregate number of the warrants;
•the price or prices at which the warrants will be issued;
•the title, amount and terms of the securities purchasable upon exercise of the warrants;
•the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•the date, if any, on and after which the warrants and the related securities will be separately transferable;
•the price at which the related securities may be purchased upon exercise of the warrants;
•the exercise period for the warrants;
•the minimum or maximum number of warrants which may be exercised at any one time;
•any applicable anti-dilution, redemption or call provisions;
•any applicable book-entry provisions; and
•any other terms of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.
DESCRIPTION OF SUBSCRIPTION RIGHTS
This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. The following description is only a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for shareholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and applicable U.S. federal income tax considerations.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with the applicable prospectus supplement that will describe, among other things:
•the record date for shareholders entitled to receive the subscription rights;

•the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;
•the exercise price of the subscription rights;
•whether the subscription rights are transferable;
•the period during which the subscription rights may be exercised and when they will expire;
•the steps required to exercise the subscription rights;
•whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and
•whether we intend to sell the shares of common stock or other securities that are not purchased in the subscription rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.
If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates (“Stock Purchase Contracts”). The price per share, and number of shares, of our common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts (“Stock Purchase Units”). The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.
An applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in such prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in such prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
This section outlines certain provisions of the deposit agreement that will govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is subject to and qualified in its entirety by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.
General
We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement (the “depositary”). We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Dividends
The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.
The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion or Exchange Rights
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption
If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting Rights
When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
Taxation
Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:
•all outstanding depositary shares relating to the deposit agreement have been redeemed; or
•there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: (i) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or in the over-the-counter market; or (iv) through the writing of options.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re‑offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We, our agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over‑allotment, stabilization, syndicate short-covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over‑the‑counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.
The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.
Underwriters, agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement contain statements that constitute forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized,” “target” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•potential adverse impacts to economic conditions nationally or in our local market areas, other markets where we have lending relationships, or other aspects of our business operations or financial markets including, without limitation, as a result of credit quality deterioration, pronounced and sustained reductions in real estate market values, employment levels, and labor shortages, a potential recession or slowed economic growth;
•changes in the interest rate environment which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity;
•the level and impact of inflation and the current and future monetary policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) in response thereto;
•legislative or regulatory changes that adversely affect our business, including changes in banking, securities, and tax law, in regulatory policies and principles, or the interpretation and prioritization of regulatory capital or other rules;
•effects on the U.S. economy resulting from the implementation of policies proposed by the new presidential administration, including tariffs, mass deportations and tax regulations;
•credit and interest rate risks associated with our business, customers, borrowings, repayment, investment, and deposit practices;
•fluctuations in deposits and deposit concentrations;
•liquidity issues, including our ability to borrow funds or raise additional capital, if necessary;
•fluctuations in the value of our investment securities;
•credit risks and risks from concentrations (by type of geographic area, collateral and industry) within our loan portfolio;
•disruptions, security breaches, insider fraud, cybersecurity incidents or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third party vendors who perform critical processing functions for our business, including sophisticated attacks using artificial intelligence and similar tools;
•rapid technological change in the financial services industry;
•increased competition in the financial services industry from non-banks such as credit unions and Fintech companies, including digital asset service providers;
•our ability to adapt successfully to technological changes to compete effectively in the marketplace, including as a result of competition from other commercial banks, mortgage banking firms, credit unions, securities brokerage firms, insurance companies, and Fintech companies;
•the credit risks of lending activities, including changes in the level and trend of loan delinquencies, write-offs and changes in our allowance for credit losses (“ACL”) on loans and provision for credit losses on loans that may be affected by deterioration in the housing and commercial real estate markets, which may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our ACL on loans no longer being adequate to cover actual losses, or require us to increase our ACL on loans;
•the impact of changing levels of inflation and the current and future monetary policies of the Federal Reserve in response thereto;
•the relative differences between short-term and long-term interest rates, deposit interest rates, our net interest margin and funding sources;
•the impact of repricing and competitors' pricing initiatives on loan and deposit products;
•fluctuations in the demand for loans;
•the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in prior bank failures;
•the extensive regulatory framework that applies to us;
•results of examinations by the bank regulators, including the possibility that any such regulatory authority may, among other things, initiate an enforcement action against the Company or the Bank which could require us to increase our ACL on loans, write down assets, change our regulatory capital position, affect our ability to borrow funds or maintain or increase deposits or impose additional requirements on us, any of which could affect our ability to continue our growth through mergers, acquisitions or similar transactions and adversely affect our liquidity and earnings;
•the quality and composition of our securities portfolio and the impact of any adverse changes with respect thereto, including market liquidity within the securities markets;
•the concentration of large deposits from certain customers, who have balances above current Federal Deposit Insurance Corporation insurance limits;
•our ability to attract and retain deposits;
•the overall health of local and national real estate markets;
•the level of nonperforming assets on our balance sheet;

•effects of and potential changes to critical accounting policies and judgments, including the use of estimates in determining the fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;
•the commencement, costs, effects and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject, including settlements and judgments;
•the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business and the businesses of our customers;
•the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks;
•the composition of our executive management team and our ability to attract and retain key personnel;
•our ability to control operating costs and expenses;
•the effectiveness of our risk management framework;
•difficulties in reducing risk associated with our loans;
•staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges;
•our ability to implement our business strategies and manage our growth;
•future goodwill impairment due to changes in our business, market conditions or other factors;
•our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames or at all, and any goodwill charges related thereto and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, which might be greater than expected;
•risks related to acquiring assets in or entering markets in which we have not previously operated and may not be familiar;
•changes in consumer spending, borrowing and savings habits;
•our ability to pay dividends on our common stock;
•other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services;
•our success at managing the risks involved in the foregoing items; and
•other factors and risks described under the “Risk Factors” section of any applicable prospectus supplement issued in connection with the issuance of securities and in our most recent Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q filed since our most recent Annual Report, and elsewhere in our periodic and current reports filed with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement. In addition, past results of operations are not necessarily indicative of future results. Any forward-looking statement made by us in this prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement is based only on information currently available to us and speaks only as of the date on which it is made. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You should not rely upon forward-looking statements as predictions of future events.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at hf-wa.com. However, other than our available SEC filings incorporated by reference in this prospectus, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Heritage Financial Corporation, 201 Fifth Avenue SW, Olympia, Washington 98501, Attention: Corporate Secretary, telephone: (360) 943-1500.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering covered by this prospectus, as well as any filings made after that date of this registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;
•our definitive proxy statement on Schedule 14A, filed with the SEC on March 22, 2024;

•our Current Report on Form 8-K filed on January 23, 2025 (excluding the information furnished under Item 2.02, Item 7.01 and Item 9.01 of Form 8-K); and
•the description of our securities registered pursuant to Section 12 of the Securities Exchange Act included in our Registration Statement on Form 8-A, filed on January 6, 1998, as amended by the description of our securities contained in Exhibit 4.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, including any further amendment or report filed for the purpose of updating such description.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus but not delivered with this prospectus. Requests for such materials should be directed to:
Heritage Financial Corporation
Attention: Corporate Secretary
201 Fifth Avenue SW
Olympia, Washington 98501
Telephone number: (360) 943-1500

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of Heritage Financial Corporation and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein from the Heritage Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2024. Those financial statements were audited by Crowe LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated by reference herein, and have been incorporated in this prospectus and registration statement in reliance on such report, and upon the authority of said firm as an expert in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered. We will pay all of these expenses.

Approximate Amount
SEC Registration Fee (1)	$—
Trustee Fees (2)	—
Accounting Fees and Expenses (2)	—
Legal Fees and Expenses (2)	—
Transfer Agent and Registrar Fees (2)	—
Printing and Mailing Fees (2)	—
Miscellaneous (2)	—
Total (2)	$—
(1) In accordance with Rules 446(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.
(2) These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.
Item 15. Indemnification of Directors and Officers.
Section 23B.08.320 of the WBCA provides that the personal liability of directors to a corporation may be eliminated by the articles of incorporation of the corporation, except (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the WBCA, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
Sections 23B.08.500 through 23B.08.603 of the WBCA contain specific provisions further relating to indemnification of directors and officers of Washington corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in their defense of a proceeding to which they are a party because of their status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if they are not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided that when a director is liable to the corporation, the corporation may not indemnify them. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, provided that any such indemnity shall comply with the provisions of Section 23B.08.320 of the WBCA.
Article 16 of the Company’s Articles of Incorporation provides certain indemnification rights to directors and officers of the Company. Pursuant to Article 16 of the Company’s Articles of Incorporation, no current or former director or officer-director of the Company shall be personally liable to the Company or its shareholders for monetary damages for conduct as a director or officer-director, unless the conduct is finally adjudged to have been egregious conduct, as defined therein. In addition, as authorized by Section 23B.08.320 of the WBCA, Article 16 provides that the Company shall indemnify any person who is, or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether by or in the right of the corporation or its shareholders or by any other party, by reason of the fact that the person is or was a director or officer-director of the Company or one of its subsidiaries against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to the Company, one of its subsidiaries or its shareholders) and reasonable expenses, including attorneys’ fees, actually incurred in connection with such proceeding unless the liability and expenses were on account of conduct finally adjudged to be egregious conduct, as defined therein. “Egregious conduct” is defined in the Articles of Incorporation as acts or omissions that involve intentional misconduct or a knowing violation of law, conduct violating section 23B.08.310 of the WBCA, or participation in any transaction form which the person will personally receive a benefit in money, property, or services to which the person is not legally entitled.
The Company also maintains directors’ and officers’ liability insurance, which covers certain liabilities and expenses of its directors and officers and covers it for reimbursement of payments to its directors and officers in respect of such liabilities and expenses, in each case subject to certain limits and exceptions as set forth in the applicable policy documents.

Item 16. Exhibits.

Incorporated by reference herein
Exhibit Number	Description	Form	Exhibit	Filing Date/Period End Date
1.1**	Form of Underwriting Agreement

1.2**	Form of Placement Agent Agreement

3.1	Amended and Restated Articles of Incorporation of Heritage Financial Corporation	8-K	3.1(B)	05/18/2010

3.2	Amendment to Amended and Restated Articles of Incorporation of Heritage Financial Corporation	S-14	-	03/18/2011

3.3	Amended and Restated Bylaws of Heritage Financial Corporation	8-K	3.3	06/30/2020

4.1*	Form of Certificate of Heritage Financial Corporation Common Stock	S-1/A	-	10/29/1997

4.2	Description of the Company’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	4.2	02/27/2025

4.3**	Form of Certificate of Designations of Preferred Stock

4.4**	Form of Preferred Stock Certificate

4.5**	Form of Senior Debt Security

4.6**	Form of Subordinated Debt Security

4.5**	Form of Debt Warrant Agreement (including Debt Warrant Certificate)

4.6**	Form of Preferred Stock Warrant Agreement (including Preferred Stock Warrant Certificate)

4.7**	Form of Common Stock Warrant Agreement (including Common Stock Warrant Certificate)

4.8	Form of Indenture

4.9**	Form of Subscription Certificate

4.10**	Form of Subscription Agent Agreement

4.11**	Form of Purchase Contract Agreement

4.12**	Form of Depositary Agreement and Depositary Receipt

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent)

23.1	Consent of Crowe LLP

23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to the registration statement)

25.1***	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture

107.1	Filing fee table

*Exhibit not previously filed in electronic format.
**To be filed by amendment or by report filed under the Exchange Act and incorporated herein by reference.
***To be filed separately under the electronic form type “305B2” pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington, on February 28, 2025.

HERITAGE FINANCIAL CORPORATION

/S/ JEFFREY J. DEUEL
Jeffrey J. Deuel
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Jeffrey J. Deuel and Donald J. Hinson his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on February 28, 2025.

Signature	Title

/s/ Jeffrey J. Deuel	Director and Chief Executive Officer
Jeffrey J. Deuel	(Principal Executive Officer)

/s/ Donald J. Hinson	Executive Vice President and Chief Financial Officer
Donald J. Hinson	(Principal Financial and Principal Accounting Officer)

/s/ Brian S. Charneski
Brian S. Charneski	Director

/s/ Trevor D. Dryer
Trevor D. Dryer	Director

/s/ Kimberly T. Ellwanger
Kimberly T. Ellwanger	Director

/s/ Deborah J. Gavin
Deborah J. Gavin	Director

/s/ Gail B. Giacobbe
Gail B. Giacobbe	Director

/s/ Jeffrey S. Lyon
Jeffrey S. Lyon	Director

/s/ Frederick B. Rivera
Frederick B. Rivera	Director

/s/ Karen R. Saunders
Karen R. Saunders	Director

/s/ Brian L. Vance
Brian L. Vance	Director and Chairman of the Board

/s/ Ann Watson
Ann Watson	Director